SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2007

AMERICAN SURGICAL HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50354	98-0403551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

10039 Bissonnet #250
Houston, Texas 77036-7852
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(713) 779-9800
(ISSUER TELEPHONE NUMBER)

ASAH Corp.
(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 7, 2007, American Surgical Holdings, Inc. (“ASH” or the “Company) entered into a letter of intent (“LOI”) with Dawson James Securities, Inc. (the “Representative”) as the lead underwriter for a public offering of units (the “Units”) of the Company’s securities (the “Offering”). Pursuant to the terms of an Underwriting Agreement to be signed by and between the Company and the Representative, the Representative shall act as principal in purchasing the Units from the Company and in offering the Units in the Offering, which shall result in gross proceeds of between three and seven million dollars ($3,000,000 to $7,000,000), on a firm commitment basis.

The Representative in its sole discretion may negotiate with other underwriters (the “Underwriters”) who are members in good standing with the NASD, and who collectively would contract to act as an Underwriter in connection with the sale of the Company’s Units in the Offering. The Underwriters shall receive a gross discount equal to ten percent on each Unit sold by or through the Representative. Pursuant to the terms of the LOI, the Company is prohibited from negotiating with any other underwriter for the sale of its securities prior to the completion of the Offering.

The Representative’s obligation to underwrite the Offering is subject to the following terms and conditions: (1) the Representative’s satisfactory completion of its due diligence on the Company; (2) execution of a definitive Underwriting Agreement; (3) mutual agreement by and between the Company and the Representative on the valuation and pricing of the Units being offered; (4) market conditions on the effective date of the Offering; (5) approval of all matters relating to the Offering by the Representative’s legal counsel; and (6) the Company’s and its representatives’ cooperation.

Subject to the aforementioned conditions, the Offering will commence within three business days of the effective date of a registration statement filed by the Company with the Securities and Exchange Commission. Such registration statement will include the Units in the Offering (including an over-allotment equal to 15% of the Units which may only be purchased by the Representative within forty-five days of the effective date), the securities included in and/or issuable upon exercise of the securities included in the Units, and warrants issued to the Representative which shall equal 10% of the total number of Units sold in the Offering (the “Representative Warrants”). The Representative Warrants shall be exercisable for five years at an exercise price of 120% of the per Unit price in the Offering. The Representative shall also be entitled to an expense allowance equal to three percent of the gross proceeds of the Offering. Upon the execution of the LOI, the Company paid a due diligence fee to the Representative of $50,000.

Pursuant to the terms of the LOI, the Company is prohibited from issuing any of the Company’s securities, other than in connection with the Offering and other than in connection with the exercise of stock options or warrants previously outstanding, from the date of execution of the LOI through one hundred twenty days following the effective date of the registration statement without the prior written consent of the Representative.

Additionally, all officers, directors, consultants and principal stockholders that own any of the Company’s securities shall agree in writing not to sell, transfer, or otherwise dispose of any of such securities of the Company for a period of ninety days from the effective date of the registration statement.

The LOI shall expire on May 31, 2007, subject to the earlier execution of the Underwriting Agreement or the extension of the term of the LOI by agreement of the parties in writing.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.
	-	Letter of Intent dated February 7, 2007 between American Surgical Holdings, Inc. and Dawson James Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SURGICAL HOLDINGS, INC.

By: /s/	Zak Elgamal
CEO and President

Dated: February 12, 2007